Exhibit 99.2

800 Boylston Street

Boston, MA 02199

AT THE COMPANY

Michael Walsh

Senior Vice President, Finance

(617) 236-3410

Arista Joyner

Investor Relations Manager

(617) 236-3343

BOSTON PROPERTIES ANNOUNCES

FIRST QUARTER 2009 RESULTS

Reports diluted FFO per share of $1.11	Reports diluted EPS of $0.37

BOSTON, MA, April 29, 2009 – Boston Properties, Inc. (NYSE: BXP), a real estate investment trust, reported results today for the first quarter ended March 31, 2009.

Funds from Operations (FFO) for the quarter ended March 31, 2009 were $134.8 million, or $1.11 per share basic and $1.11 per share diluted. This compares to FFO for the quarter ended March 31, 2008 of $130.7 million, or $1.09 per share basic and $1.08 per share diluted. FFO for the quarter ended March 31, 2009 includes (1) an aggregate charge of $0.19 per share on a diluted basis related to the suspension of construction on the Company’s 250 West 55th Street development project in New York City and (2) additional non-cash interest expense of $0.06 per share on a diluted basis related to the Company’s adoption of FSP No. APB 14-1. FFO for the quarter ended March 31, 2008 includes $0.03 per share on a diluted basis related to the additional non-cash interest expense associated with the Company’s adoption of FSP No. APB 14-1. The weighted average number of basic and diluted shares outstanding totaled 121,255,708 and 122,928,708, respectively, for the quarter ended March 31, 2009 and 119,535,586 and 122,482,731, respectively, for the quarter ended March 31, 2008.

Net income available to common shareholders was $44.6 million for the quarter ended March 31, 2009, compared to $84.5 million for the quarter ended March 31, 2008. Net income available to common shareholders per share (EPS) for the quarter ended March 31, 2009 was $0.37 basic and $0.37 on a diluted basis. This compares to EPS for the first quarter of 2008 of $0.71 basic and $0.70 on a diluted basis. EPS includes $0.02 and $0.17, on a diluted basis, related to gains on sales of real estate for the quarters ended March 31, 2009 and 2008, respectively.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter ended March 31, 2009. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

As of March 31, 2009, the Company’s portfolio consisted of 147 properties comprising approximately 49.8 million square feet, including 10 properties under construction totaling 3.8 million square feet and one hotel. The overall percentage of leased space for the 136 properties in service as of March 31, 2009 was 94.3%.

Significant events during the first quarter included:

•

On January 5, 2009, the Company paid $25.0 million in connection with the agreement entered into in May 2006 to redeem the outside members’ equity interests in the limited liability company that owns Citigroup Center.

•	On January 16, 2009, the Company acquired the development rights for the site at 17 Cambridge Center in Cambridge, Massachusetts for approximately $11.4 million.

•

On February 6, 2009, the Company announced that it was suspending construction on its 1,000,000 square foot office building at 250 West 55th Street in New York City. The Company intends to complete the construction of foundations and steel/deck to grade to facilitate a restart of construction in the future and therefore anticipates that most construction activity on this project will be completed in the fourth quarter of 2009. The Company expects the suspension of development will reduce its 2009 capitalized interest up to approximately $5 million and will reduce 2009 capitalized wages by a modest amount. These reductions will result in corresponding incremental increases to the Company’s anticipated interest expense and general and administrative expense. During the first quarter of 2009, the Company recognized one-time costs aggregating approximately $27.8 million related to the suspension of development.

Transactions completed subsequent to March 31, 2009:

•

On April 21, 2009, the Company obtained construction financing totaling $215.0 million collateralized by its Russia Wharf development project located in Boston, Massachusetts. Russia Wharf, also known as 280 Congress Street, consists of a mixed-use project with approximately 846,000 net rentable square feet. Wellington Management Company, LLP has leased approximately 450,000 square feet of the office space in the development. The construction financing bears interest at a variable rate equal to LIBOR plus 3.00% per annum and matures on April 21, 2012 with two, one-year extension options.

New Accounting Pronouncements:

Effective January 1, 2009, the Company adopted Financial Accounting Standards Board Staff Position No. APB 14-1 “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP No. APB 14-1”) that requires the liability and equity components of convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) to be separately accounted for in a manner that reflects the issuer’s nonconvertible debt borrowing rate. FSP No. APB 14-1 requires that the initial proceeds from the sale of Boston Properties Limited Partnership’s $862.5 million of 2.875% exchangeable senior notes due 2037, $450.0 million of 3.75% exchangeable senior notes due 2036 and $747.5 million of 3.625% exchangeable senior notes due 2014 be allocated between a liability component and an equity component in a manner that reflects interest expense at the interest rate of similar nonconvertible debt. The resulting debt discount will be amortized over the period during which the debt is expected to be outstanding (i.e., through the first optional redemption dates) as additional non-cash interest expense. As a result of applying FSP No. APB 14-1, the Company reported additional non-cash interest expense of approximately $9.4 million and $5.5 million for the quarters ended March 31, 2009 and March 31, 2008, respectively. The additional non-cash interest expense will increase in subsequent reporting periods through the first optional redemption dates as the debt accretes to its par value over the same period. FSP No. APB 14-1 requires companies to retrospectively apply the requirements of the pronouncement to all periods presented.

Effective January 1, 2009, the Company adopted Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51” (“SFAS No. 160”) and EITF Topic No. D-98 “Classification and Measurement of Redeemable Securities” (Amended), under which noncontrolling interests of the Company (previously known as “minority interests”) are reclassified either as a component of equity or in the mezzanine section of the balance sheet as temporary equity depending on the terms of such noncontrolling interests. Under SFAS No. 160, net income encompasses the total income of all consolidated subsidiaries and there is a separate disclosure of the attribution of that income between controlling and noncontrolling interests. The implementation of this standard had no effect on the Company’s results of operations.

EPS and FFO per Share Guidance:

The Company’s guidance for the second quarter and full year 2009 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below.

	Second Quarter 2009			Full Year 2009
	Low - High			Low - High
Projected EPS (diluted)	$0.53	-	$0.55	$1.68	-	$1.83
Add:
Projected Company Share of Real Estate Depreciation and Amortization	0.76	-	0.76	3.05	-	3.05
Less:
Projected Company Share of Gains on Sales of Real Estate	0.03	-	0.03	0.08	-	0.08

Projected FFO per Share (diluted)	$1.26	-	$1.28	$4.65	-	$4.80

Except as described below, the foregoing estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and previously disclosed. The guidance above includes the additional non-cash interest expense resulting from the change in accounting for convertible debt instruments. In addition, the estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, or possible future impairment charges. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Boston Properties will host a conference call on Thursday, April 30, 2009 at 2:00 PM Eastern Time, open to the general public, to discuss the first quarter 2009 results, the 2009 projections and related assumptions, and other related matters that may be of interest to investors. The number to call for this interactive teleconference is (877) 857-6151 (Domestic) or (719) 325-4752 (International); no passcode required. A replay of the conference call will be available through May 8, 2009, by dialing (888) 203-1112 (Domestic) or (719) 457-0820 (International) and entering the passcode 3634910. There will also be a live audio webcast of the call which may be accessed on the Company’s website at www.bostonproperties.com in the Investor Relations section. Shortly after the call a replay of the webcast will be available in the Investor Relations section of the Company’s website and archived for up to twelve months following the call.

Additionally, a copy of Boston Properties’ first quarter 2009 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at www.bostonproperties.com.

Boston Properties is a fully integrated, self-administered and self-managed real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of Class A office properties and one hotel. The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in five markets – Boston, Midtown Manhattan, Washington, D.C., San Francisco and Princeton, N.J.

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement, including its guidance for the second quarter and full fiscal year 2009, whether as a result of new information, future events or otherwise.

Financial tables follow.

BOSTON PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31,
	2009	2008
	(in thousands, except for per share amounts) (unaudited)
Revenue
Rental:
Base rent	$293,517	$281,394
Recoveries from tenants	52,408	48,884
Parking and other	16,941	16,501

Total rental revenue	362,866	346,779
Hotel revenue	6,062	6,524
Development and management services	8,296	5,477
Interest and other	320	12,652

Total revenue	377,544	371,432

Expenses
Operating:
Rental	123,861	117,733
Hotel	5,472	5,897
General and administrative	17,420	19,588
Interest	78,930	72,496
Depreciation and amortization	77,370	74,671
Loss from suspension of development	27,766	—
Net derivative losses	—	3,788
Losses from investments in securities	587	873

Total expenses	331,406	295,046

Income before income from unconsolidated joint ventures, gains on sales of real estate and income attributable to noncontrolling interests	46,138	76,386
Income from unconsolidated joint ventures	5,097	1,042
Gains on sales of real estate	2,795	23,438

Income before income attributable to noncontrolling interests	54,030	100,866
Income attributable to noncontrolling interests:
Noncontrolling interests in property partnerships	(510)	(625)
Noncontrolling interest - common units of the Operating Partnership	(7,531)	(11,441)
Noncontrolling interest in gains on sales of real estate - common units of the Operating Partnership	(401)	(3,413)
Preferred distributions on noncontrolling interest - redeemable preferred units of the Operating Partnership	(990)	(905)

Net income available to common shareholders	$44,598	$84,482

Basic earnings per common share:
Net income available to common shareholders	$0.37	$0.71

Weighted average number of common shares outstanding	121,256	119,536

Diluted earnings per common share:
Net income available to common shareholders	$0.37	$0.70

Weighted average number of common and common equivalent shares outstanding	121,468	121,022

BOSTON PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2009	December 31, 2008
	(in thousands, except for share amounts) (unaudited)
ASSETS

Real estate	$9,577,375	$9,560,924
Construction in progress	916,220	835,983
Land held for future development	239,765	228,300
Less: accumulated depreciation	(1,835,283)	(1,768,785)

Total real estate	8,898,077	8,856,422

Cash and cash equivalents	143,789	241,510
Cash held in escrows	19,420	21,970
Investments in securities	9,408	11,590
Tenant and other receivables, net of allowance for doubtful accounts of $4,254 and $4,006, respectively	69,116	68,743
Related party note receivable	270,000	270,000
Accrued rental income, net of allowance of $16,641 and $15,440, respectively	331,237	316,711
Deferred charges, net	301,889	325,369
Prepaid expenses and other assets	47,664	22,401
Investments in unconsolidated joint ventures	781,336	782,760

Total assets	$10,871,936	$10,917,476

LIABILITIES AND EQUITY

Liabilities:
Mortgage notes payable	$2,669,705	$2,660,642
Unsecured senior notes, net of discount	1,472,495	1,472,375
Unsecured exchangeable senior notes, net of discount	1,870,600	1,859,867
Unsecured line of credit	100,000	100,000
Accounts payable and accrued expenses	200,269	171,791
Dividends and distributions payable	97,547	97,162
Accrued interest payable	50,329	67,132
Other liabilities	133,662	173,750

Total liabilities	6,594,607	6,602,719

Commitments and contingencies	—	—

Noncontrolling Interest:
Redeemable preferred units of the Operating Partnership	55,652	55,652

Equity:
Stockholders’ equity:
Excess stock, $.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $.01 par value, 50,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.01 par value, 250,000,000 shares authorized, 121,357,422 and 121,259,555 shares issued and 121,278,522 and 121,180,655 shares outstanding in 2009 and 2008, respectively	1,213	1,212
Additional paid-in capital	3,782,588	3,527,576
Earnings in excess of dividends	110,568	192,843
Treasury common stock, at cost	(2,722)	(2,722)
Accumulated other comprehensive loss	(29,202)	(29,916)

Total stockholders’ equity	3,862,445	3,688,993

Noncontrolling interests:
Common Units of the Operating Partnership	353,572	563,212
Property partnerships	5,660	6,900

Total equity	4,221,677	4,314,757

Total liabilities and equity	$10,871,936	$10,917,476

BOSTON PROPERTIES, INC.

FUNDS FROM OPERATIONS (1)

	Three months ended March 31,
	2009	2008
	(in thousands, except for per share amounts) (unaudited)
Net income available to common shareholders	$44,598	$84,482

Add:
Noncontrolling interest in gains on sales of real estate - common units of the Operating Partnership	401	3,413
Noncontrolling interest - common units of Operating Partnership	7,531	11,441
Preferred distributions on noncontrolling interest - redeemable preferred units of the Operating Partnership	990	905
Noncontrolling interests in property partnerships	510	625
Less:
Gains on sales of real estate	2,795	23,438
Income from unconsolidated joint ventures	5,097	1,042

Income before income from unconsolidated joint ventures, gains on sales of real estate and income attributable to noncontrolling interests	46,138	76,386

Add:
Real estate depreciation and amortization (2)	108,231	77,619
Income from unconsolidated joint ventures	5,097	1,042
Less:
Noncontrolling interests in property partnerships’ share of funds from operations	1,060	1,111
Preferred distributions on noncontrolling interest - redeemable preferred units of the Operating Partnership	990	905

Funds from operations (FFO)	157,416	153,031

Less:
Noncontrolling interest - common units of the Operating Partnership’s share of funds from operations	22,569	22,286

Funds from operations available to common shareholders	$134,847	$130,745

Our percentage share of funds from operations - basic	85.66%	85.44%

Weighted average shares outstanding - basic	121,256	119,536

FFO per share basic	$1.11	$1.09

Weighted average shares outstanding - diluted	122,929	122,483

FFO per share diluted	$1.11	$1.08

(1)	Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) (computed in accordance with GAAP, including non-recurring items) for gains (or losses) from sales of properties, real estate related depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for reviewing our comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO should be compared with our reported net income and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from the Consolidated Statements of Operations of $77,370 and $74,671, our share of unconsolidated joint venture real estate depreciation and amortization of $31,376 and $3,263, less corporate-related depreciation and amortization of $515 and $315 for the three months ended March 31, 2009 and 2008, respectively.

BOSTON PROPERTIES, INC.

PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	March 31, 2009	December 31, 2008
Greater Boston	92.5%	92.9%
Greater Washington, D.C.	96.3%	96.1%
Midtown Manhattan	98.0%	98.4%
Princeton/East Brunswick, NJ	82.4%	83.8%
Greater San Francisco	92.6%	92.8%

Total Portfolio	94.3%	94.5%

	% Leased by Type
	March 31, 2009	December 31, 2008
Class A Office Portfolio	94.9%	95.2%
Office/Technical Portfolio	81.9%	81.9%

Total Portfolio	94.3%	94.5%